UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 11, 2013

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2013, Primerica, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (collectively, the “Selling Stockholder”) and Citigroup Global Markets Inc. (the “Underwriter”), relating to an underwritten public offering of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), being sold by the Selling Stockholder. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder in the offering.

The Shares are being sold pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-173271), which was originally filed with the Securities and Exchange Commission (“SEC”) on April 1, 2011 and was amended and was declared effective on April 8, 2011, and the Company’s prospectus supplement dated February 11, 2013.

Pursuant to the Underwriting Agreement, the Company, its executive officers and directors and the Selling Stockholder have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of Common Stock (or any securities convertible into, or exercisable or exchangeable for, the Common Stock) for a period of 30 days after February 11, 2013, without the prior written consent of the Underwriter.

The Company and the Selling Stockholder also have agreed to indemnify the Underwriter against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of such liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, and customary conditions to closing. The offering closed on February 15, 2013.

The foregoing summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Citigroup Global Markets Inc. served as representative of the underwriters for (i) the Company’s initial public offering of Common Stock in April 2010, (ii) for the public offering of approximately 20 million shares of Common Stock by Citigroup Insurance Holding Corporation (“CIHC”) in April and December 2011, (iii) for the Company’s public offering of $375.0 million in aggregate principal amount of its 4.750% Senior Notes in July 2012, and (iv) for the public offering of 3.6 million shares of Common Stock by the Selling Stockholder in November 2012, receiving, in each case, customary fees, commissions and expense reimbursements therefor. For information about the Company’s relationship with the Selling Stockholder and Citigroup Global Markets Inc. and its affiliates, including CIHC, see the section entitled “Related Party Transactions” included in the Company’s Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2012, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated February 11, 2013, by and among Primerica, Inc., Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. and Citigroup Global Markets Inc., as Underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 11, 2013, by and among Primerica, Inc., Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. and Citigroup Global Markets Inc., as Underwriter.